Exhibit 8.1

List of Subsidiaries, Variable Interest Entities and Subsidiaries of Variable Interest Entities

Subsidiary/VIE/VIE Subsidiary	Jurisdiction of incorporation or organization
NiSun International Enterprise Management Group (British Virgin Islands) Co., Ltd.	British Virgin Islands

Nami Holding (Cayman) Co., Ltd.	Cayman Islands

NiSun International Enterprise Management Group (Hong Kong) CO., Limited	Hong Kong

Nami Holding (Hong Kong) Co., Limited	Hong Kong

NiSun (Shandong) Industrial Development Co., Ltd.	People’s Republic of China

NingChen (Shanghai) Enterprise Management Co., Ltd	People’s Republic of China

Shandong Taiding International Investment Co., Ltd	People’s Republic of China

Shanghai Naqing Enterprise Management Co., Ltd	People’s Republic of China

Fintech (Shanghai) Digital Technology Co., Ltd.*	People’s Republic of China

Beijing Hengtai Puhui Information services Co., Ltd*	People’s Republic of China

Shanghai Nami Financial Consulting Co., Ltd*	People’s Republic of China

Khorgos Fintech Network Technology Co., Ltd**	People’s Republic of China

NiSun family office (Guangzhou) Co., Ltd**	People’s Republic of China

Nanjing NiSun Gold Co., Ltd.	People’s Republic of China

Fintech (Jiangsu) Supply Chain Management Co., Ltd.**	People’s Republic of China

Fintech (Shandong) Supply Chain Management Co. Ltd.**	People’s Republic of China

Fintech (Henan) Supply Chain Management Co. Ltd.**	People’s Republic of China

Fanlunke Supply Chain Management (Shanghai) Co., Ltd.**	People’s Republic of China

Fintech Supply Chain Management (Ningbo) Co., Ltd.**	People’s Republic of China

Shanxi Fintech Supply Chain Management Co. Ltd.**	People’s Republic of China

Inner Mongolia Fintech Supply Chain Management Co. Ltd.**	People’s Republic of China

Jilin Lingang Supply Chain Management Co., Ltd.**	People’s Republic of China

Jilin Province Lingang Hengda Supply Chain Management Co. Ltd.**	People’s Republic of China

Hangzhou Fengtai Supply Chain Management Co., Ltd**	People’s Republic of China

*	Consolidated variable interest entities (“VIEs”)
**	Subsidiaries of consolidated VIEs